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                                                                     EXHIBIT 5.2

               [Letterhead of Ballard Spahr Andrews & Ingersoll]

                                                                     FILE NUMBER
                                                                        863025

                              September 8, 1997

Imperial Credit Mortgage Holdings, Inc.
20371 Irving Avenue
Santa Ana Heights, California 92707

     Re:  Registration Statement on Form S-3:
          $200,000,000 Aggregate Offering Price
          of Debt Securities, Preferred Stock,
          Common Stock and Warrants
          --------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Imperial Credit Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $200,000,000 (collectively, the "Securities"): (a) debt securities, in one or more series ("Debt Securities"), any series of which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (b) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), (c) shares of Preferred Stock, $.01 par value per share, of the Company ("Preferred Stock"), and (d) warrants (the "Warrants") to purchase shares of Common Stock (the "Common Stock Warrants") or Preferred Stock (the "Preferred Stock Warrants") or Debt Securities (the "Debt Warrants"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). In addition, certain stockholders of the Company (collectively, the "Selling Stockholders") may offer from time to time up to 170,094 shares of Common Stock (the "Selling Stockholder Shares"), in amounts, at prices and on terms to be determined at the time of the offering, pursuant to the Registration Statement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.









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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 3


     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

     5. The Securities will not be transferred in violation of any restriction or limitation contained in the Charter.

     6. In accordance with the Resolutions, the issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be approved by the Board or a duly authorized committee thereof in accordance with the Maryland General Corporation Law (with such approval referred to herein as the "Corporate Proceedings").

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.















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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 2


     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents").

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Amended and Restated Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the sale, issuance and registration of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. The form of certificate representing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     7. A certificate executed by the Secretary of the Company, dated as of a recent date; and

     8. Resolutions of the Board of Directors of the Company relating to the original issuance of the Selling Stockholder Shares; and

     9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 4


     2. Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Common Stock (including shares of Common Stock which may be issued upon exercise of Warrants or conversion of shares of Preferred Stock) (the "Common Securities") and the due execution, countersignature and delivery of certificates representing Common Securities and assuming that the sum of (a) all shares of Common Stock issued as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and (c) the Common Securities will not exceed the total number of shares of Common Stock that the Company is authorized to issue, the Common Securities are duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     3. Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Preferred Stock (including shares of Preferred Stock which may be issued upon exercise of Warrants or conversion of other shares of Preferred Stock) (the "Preferred Securities") and the due execution, countersignature and delivery of certificates representing Preferred Securities and assuming that the sum of (a) all shares of Preferred Stock issued as of the date hereof, (b) any shares of Preferred Stock issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities), and (c) the Preferred Securities will not exceed the total number of shares of Preferred Stock that the Company is authorized to issue, the Preferred Securities are duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     4. Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized by all necessary corporate action and when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Warrants in the manner contemplated by the Registration Statement and/or















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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 5


the applicable Prospectus Supplement, the Warrants will be validly issued.

     5. Upon the completion of all Corporate Proceedings relating to the Securities that are Debt Securities (including Debt Securities which may be issued upon exercise of Warrants), the issuance of the Debt Securities will have been duly authorized by all necessary corporate action.

     6. Upon the sale of the Selling Stockholder Shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company, and Latham & Watkins, tax counsel to the Company, who may rely upon this opinion for the purpose of delivering their opinions to be used as exhibits to the Registration Statement) without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                Very truly yours,


                                         /s/ Ballard Spahr Andrew & Ingersoll